  As filed with the Securities and Exchange Commission on November 22, 1995

                                                    Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________


                          THE SHERWIN-WILLIAMS COMPANY
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              Ohio                                        34-0526850
------------------------------------     ---------------------------------------
   (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


101 Prospect Ave., N.W., Cleveland, OH  44115                    (216) 566-2000
--------------------------------------------------------------------------------
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 L.E. Stellato
                 Vice President, General Counsel and Secretary
                          The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                             Cleveland, Ohio 44115
                                 (216) 566-2000
--------------------------------------------------------------------------------
                   (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x
                                                                  ---

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

                        CALCULATION OF REGISTRATION FEE


Title of Shares                                    Proposed Maximum          Proposed Maximum            Amount of
    to be                  Amount to be            Offering Price            Aggregate Offer-         Registration Fee
 Registered                 Registered              per Share (1)             ing Price(1)
-------------------------------------------------------------------------------------------------------------------------
 Common Stock
 Par Value                385,572 shares             $39.125                    $15,085,505            $5,201.90
  $1.00
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, using the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on November 16, 1995.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Subject to completion; dated November 22, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              P R O S P E C T U S

                          THE SHERWIN-WILLIAMS COMPANY

                         385,572 SHARES OF COMMON STOCK

         This Prospectus relates to up to 385,572 shares of Common Stock, par value $1.00 per share (the "Shares"), of The Sherwin-Williams Company, an Ohio corporation (the "Company"), which were issued pursuant to a private offering on October 31, 1995 to the shareholders (the "Selling Shareholders") of White Lightning Products Corp., a Delaware corporation ("White Lightning"), in connection with the Company's agreement with White Lightning to acquire substantially all of the assets of White Lightning. All of the Shares being registered may be offered and sold from time to time by the Selling Shareholders at market or negotiated prices with or without the use of broker-dealers, agents or underwriters. See "Plan of Distribution." The Shares are being registered for the account of the Selling Shareholders. See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares.

         The Company's Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "SHW". The last reported sale price of the Common Stock on November 21, 1995 was $39.75 per share, as reported on the NYSE.

                              ____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ____________________

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                              ____________________

               The date of this Prospectus is ___________, 1995

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Additional information regarding the Company and the Shares is contained in the Registration Statement on Form S-3 (the "Registration Statement") (of which this Prospectus forms a part) and the exhibits relating thereto, filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement are qualified in all respects by such reference. The Registration Statement and any exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon the payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995; (c) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995; (d) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995; and (e) the description of the Company's Common Stock included in the Company's registration statement on Form S-8 filed with the Commission on April 28, 1989 under Section 12 of the Exchange Act and any other subsequent amendment or report for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered (including any beneficial owner), upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to L.E. Stellato, Secretary, The Sherwin-Williams Company, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, telephone (216) 566-2000.


                                  THE COMPANY

         The Sherwin-Williams Company, which was first incorporated under the laws of the State of Ohio eighteen years after its founding in 1866, is engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers throughout North America. The Company's principal executive offices are located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, and its telephone number is (216) 566-2000.

        On November 9, 1995, the Company filed a Tender Offer Statement on
Schedule 14D-1 ("Schedule 14D-1"), which relates to the offer by a wholly-owned subsidiary of the Company to purchase all of the outstanding shares of common stock, par value $.01 per share, of Pratt & Lambert United, Inc., a New York corporation. A copy of the Schedule 14D-1 may be examined and copies may be obtained at the places and in the manner set forth in the section of this Prospectus entitled "Available Information."


                               USE OF PROCEEDS

         The Shares offered hereby are for the account of the Selling Shareholders. Accordingly, the Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.


                             SELLING SHAREHOLDERS

         The Shares covered by this Prospectus were issued, subject to certain post-closing adjustments, to the Selling Shareholders on October 31, 1995 in connection with the Company's agreement with White Lightning to purchase substantially all of its assets.

         The following table sets forth, as of the date hereof, the name of each Selling Shareholder, a description of any position, office, or other material relationship which each Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of Common Stock owned by each Selling Shareholder prior to this offering and the number of Shares registered on behalf of each Selling Shareholder pursuant hereto. No Selling Shareholder beneficially owns more than one percent of the issued Common Stock as of the date hereof. No Selling Shareholder beneficially owns any other shares of Common Stock as of the date hereof. The information in the following table is as provided to the Company by White Lightning and/or each Selling Shareholder.

                                                                Number                          Number
                                                               of Shares         Number        of Shares
                                                              Owned prior      of Shares         to be
                                                                to the         Registered     Owned after
         Name                                                 Offering(2)       hereby(2)     the Offering
         ----                                                 -----------      ----------     ------------
1991 Brotman Children's Trust                                  5,667             5,667           0
Charles P. and Kristina L. Alm                                16,998            16,998           0
Atlantic Venture Partners II, L.P.                            53,300            53,300           0
Bill Cummings Inc. Defined Benefit
  Pension Plan                                                 8,497             8,497           0
Arthur Wiser Buerk                                            16,993            16,993           0
Clack & Co.                                                   16,998            16,998           0
Stanley G. Freimuth                                           16,998            16,998           0
Eugene H. Gans                                                   550               550           0
Eugene M. Howerdd, Jr.                                         3,661             3,661           0
Kimball & Russell, Inc.                                       16,998            16,998           0
Edward C. Kries                                                  366               366           0
Geraldine A. Lucks                                             5,412             4,251       1,161
William G. Lucks                                               4,247             4,247           0
M & R Family Limited Partnership(1)                           65,896            65,896           0
Zane N. Markowitz                                                 91                91           0

                                                                Number                          Number
                                                               of Shares         Number       of Shares
                                                              Owned prior       of Shares       to be
                                                                to the         Registered     Owned after
         Name                                                 Offering(2)       hereby(2)     the Offering
         ----                                                 -----------      ----------     ------------
Harry Robert Marschalk                                         3,404             3,404           0
Grover Benjamin McClure                                        1,372             1,372           0
J. Steven McNaughton                                              91                91           0
John W. Meisenbach                                             5,667             5,667           0
David L. Mordy                                                 3,884             3,884           0
Nelpar Partnership                                            10,200            10,200           0
William C. and Barbara J. Nelson                               6,799             6,799           0
Frederick O. Paulsell Jr. Trust                                5,663             5,663           0
R & V Trust                                                    8,497             8,497           0
Robert W. Scherrer                                               366               366           0
Walter E. Schoenfeld                                           3,661             3,661           0
Menlo F. Smith Trust                                          16,994            16,994           0
Thomas P. Taylor                                                 732               732           0
Duane C. Victor                                                8,497             8,497           0
Victor Family Limited Partnership(1)                          14,643            14,643           0
Hardy McKay Viener                                               677               677           0
Justin Peck Viener                                               677               677           0
Karen Marschalk Viener                                         3,661             3,661           0
Michael James Viener                                          58,576            58,576           0


1. In connection with the acquisition of substantially all of the assets of White Lightning by the Company, G. Roger Victor has entered into a consulting agreement pursuant to which he will serve as a consultant to the Company. Mr. Victor is the President and Chief Executive Officer of White Lightning and is a general partner of the Victor Family Limited Partnership and the M & R Family Limited Partnership.

2. The foregoing table includes the number of Shares set forth below being held in escrow pursuant to (a) an Indemnity Escrow Agreement among the Company, White Lightning and Seattle-First National Bank and (b) a Net Worth Escrow Agreement among the Company, White Lightning and Seattle-First National Bank. Such Shares are being held in escrow (a) pending the determination of the value of the assets being purchased by the Company pursuant to a purchase price adjustment, (b) as security for the obligations of White Lightning to indemnify the Company against certain losses, and (c) as security for certain amounts that may be due or become due from White Lightning to any taxing authority.

                                                                    Number of Shares
         Name                                                        Held in Escrow
         ----                                                        --------------
1991 Brotman Children's Trust                                             345
Charles P. and Kristina L. Alm                                          1,036
Atlantic Venture Partners II, L.P.                                      3,248
Bill Cummings Inc. Defined Benefit
  Pension Plan                                                            518
Arthur Wiser Buerk                                                      1,035
Clack & Co.                                                             1,036
Stanley G. Freimuth                                                     1,036
Eugene H. Gans                                                             34
Eugene M. Howerdd, Jr.                                                    223
Kimball & Russell, Inc.                                                 1,036


                                                                    Number of Shares
         Name                                                        Held in Escrow
         ----                                                        --------------
Edward C. Kries                                                            22
Geraldine A. Lucks                                                        260
William G. Lucks                                                          259
M & R Family Limited Partnership                                        4,015
Zane N. Markowitz                                                           5
Harry Robert Marschalk                                                    207
Grover Benjamin McClure                                                    83
J. Steven McNaughton                                                        5
John W. Meisenbach                                                        345
David L. Mordy                                                            237
Nelpar Partnership                                                        622
William C. and Barbara J. Nelson                                          415
Frederick O. Paulsell Jr. Trust                                           345
R & V Trust                                                               518
Robert W. Scherrer                                                         22
Walter E. Schoenfeld                                                      223
Menlo F. Smith Trust                                                    1,035
Thomas P. Taylor                                                           44
Duane C. Victor                                                           518
Victor Family Limited Partnership                                         892
Hardy McKay Viener                                                         41
Justin Peck Viener                                                         41
Karen Marschalk Viener                                                    223
Michael James Viener                                                    3,570



3. Because the Selling Stockholders may offer all or part of the Shares which they hold pursuant to the offering contemplated by this Prospectus, no estimate can be given as to the amount of Shares that will be offered by each Selling Stockholder pursuant to this Prospectus. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

         Any or all of the Shares offered hereby may be sold from time to time by the Selling Shareholders. No Selling Shareholder is required to offer any of the Shares. The Selling Shareholders may sell the Shares in transactions on the NYSE, in negotiated transactions, or by a combination of such methods of sale. The Shares may be offered at fixed prices which may be changed, at prices relating to market prices or at negotiated prices. Such prices will be determined by each Selling Shareholder or by agreement between a Selling Shareholder and his or her underwriter, broker-dealer or agent.

         Any underwriters, broker-dealers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Shareholders and/or the purchasers of the Shares for whom they may act. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act (although neither the Company nor the Selling Shareholders so concede), and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions. In addition, the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Registration Rights Agreement between the Company and the Selling Shareholders ("Registration Rights Agreement") provides that the

Company will file a registration statement with respect to the Shares and use its best efforts to maintain the effectiveness of such registration statement until the earlier of (a) the date all the Shares have been sold pursuant hereto or (b) three (3) years (or such shorter period as provided in Rule 144) from the date the Shares are received by the Selling Shareholders. The Company has agreed to pay all the expenses incident to the Registration Statement and certain other expenses related to the offering of the Shares, other than underwriting fees, discounts or commissions attributable to the sale of the Shares and certain other fees and expenses. The Registration Rights Agreement also provides that the Company and each Selling Shareholder will indemnify each other against certain liabilities and expenses in connection with the Registration Statement.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon by L.E. Stellato, General Counsel of the Company. Mr. Stellato is also Vice President and Secretary of the Company. At October 31, 1995, Mr. Stellato beneficially owned 16,812 shares of Common Stock and held options to purchase 36,800 additional shares of Common Stock, of which 25,799 shares were exercisable at such date.


                                    EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses payable by the Company in connection with the issuance and distribution of the Shares are set forth below. All amounts shown are estimates, except for the registration fee.


         Securities and Exchange
           Commission registration fee. . . . . . . .      $ 5,201.90
         Accounting fees and expenses . . . . . . . .        5,000.00
         Legal fees and expenses and Blue Sky
           fees and expenses. . . . . . . . . . . . .       25,000.00
         Miscellaneous  . . . . . . . . . . . . . . .        2,000.00
                                                            ---------
               Total      . . . . . . . . . . . . . .      $37,201.90

         None of the expenses incurred in connection with this Registration Statement will be borne by the Selling Shareholders, except that each Selling Shareholder will bear the legal expenses of any independent counsel employed by such Selling Shareholder in connection with the Registration Statement.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the Company's Code of Regulations, as amended April 27, 1988 ("Regulations"), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 Registration Statement Number 2-91401, dated April 29, 1988, is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

         The Ohio Revised Code and Section 1 of Article IV of the Regulations provide that the Company will indemnify its directors, officers, employees and agents against amounts which may be incurred in connection with certain actions, suits or proceedings under the circumstances as set out in Sections 1(a) and 1(b) of Article IV of the Regulations. However, the Ohio Revised Code and Section 1 of Article IV of the Regulations limit indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his duty to the Company and also in actions in which the only liability asserted against a director is for certain statutory violations. The Ohio Revised Code and Section 1 of
Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

         In addition, the Ohio Revised Code and Section 1(e) of Article IV of the Regulations provide that the Company may pay certain expenses in advance of the final disposition of an action if the person receiving the advance undertakes to repay the advance if it is ultimately determined that the person receiving the advance is not entitled to indemnification. Also, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by the Company as they are incurred in advance of the final disposition if the director agrees
(i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with reckless disregard for the Company's interests and (ii) to reasonably cooperate with the Company concerning the action.

         The Company may from time to time maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against such director or officer in any such capacity, subject to certain exclusions. The Company also has entered into indemnification agreements with its directors and certain of its officers providing protection as permitted by law.

ITEM 16.         EXHIBITS.

         See the Exhibit Index at page II-6 of this Registration Statement.

ITEM 17.         UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities

         Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, AND STATE OF OHIO, ON THE 22ND DAY OF NOVEMBER, 1995.


                                                THE SHERWIN-WILLIAMS COMPANY

                                                By:  /s/ L.E. Stellato
                                                     --------------------------
                                                     L.E. Stellato, Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

OFFICERS AND DIRECTORS OF THE SHERWIN-WILLIAMS COMPANY:


*J.G. BREEN                       Chairman of the Board and Chief
------------------------                Executive Officer, Director
 J.G. BREEN                             (Principal Executive Officer)



*T.A. COMMES                      President and Chief Operating
------------------------                Officer, Director
 T.A. COMMES


*L.J. PITORAK                     Senior Vice President-Finance,
------------------------                Treasurer and Chief Financial
 L.J. PITORAK                           Officer (Principal Financial
                                        Officer)


*J.L. AULT                        Vice President-Corporate Controller
------------------------                (Principal Accounting Officer)
 J.L. AULT


*J.M. BIGGAR                      Director
------------------------
 J.M. BIGGAR


*L. CARTER                        Director
------------------------
 L. CARTER


*D.E. EVANS                       Director
------------------------
 D.E. EVANS


*R.W. MAHONEY                     Director
------------------------
 R.W. MAHONEY


*W.G. MITCHELL                    Director
------------------------
 W.G. MITCHELL


*A.M. MIXON                       Director
------------------------
 A.M. MIXON


*H.O. PETRAUSKAS                  Director
-----------------------
 H.O. PETRAUSKAS


*R.K. SMUCKER                     Director
------------------------
 R.K. SMUCKER


         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such Officers and Directors which are filed as an Exhibit hereto.


By:       /s/ L.E. Stellato                                November 22, 1995
         -------------------------------
         L.E. STELLATO, Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.                              EXHIBIT DESCRIPTION
-----------                              -------------------

  4(a)        Amended Articles of Incorporation of the Company, as amended April 28, 1993, filed as
              Exhibit 4(a) to Form S-8 Registration Statement No. 33-52227, dated February 10, 1994, and incorporated herein by reference.

  4(b)        Regulations of the Company, as amended, dated April 27, 1988, filed as Exhibit 4(b) to
              Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-91401, dated
              April 29, 1988, and incorporated herein by reference.

  4(c)        Rights Agreement between the Company and Ameritrust Company National Association, dated
              January 25, 1989, filed as Exhibit 2.1 to Form 8-A, dated January 26, 1989, and incorporated herein by reference.




EXHIBIT NO.                                  EXHIBIT DESCRIPTION
-----------                                  -------------------
  5                       Opinion of Counsel dated November 22, 1995 (filed herewith).

 23(a)                    Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

 23(b)                    Consent of L.E. Stellato (set forth in his opinion filed herewith as
                          Exhibit 5).

 24                       Powers of Attorney and related certified resolution of the Company
                          (filed herewith).

 99                       Form of Registration Rights Agreement between the Company and the Selling
                          Shareholders (filed herewith).
